Exhibit 10.20

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 2, 2025, by and among Invea Therapeutics, Inc., a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”), and the purchasers identified on the signature pages hereto (each, an “Initial Purchaser” and, including their respective successors and permitted assigns, a “Purchaser”) and Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”), as collateral agent for the Purchaser Parties (in such capacity, and together with any successor and replacement named in accordance with this Agreement, the “Collateral Agent”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (together with the Regulations promulgated thereunder, the “Securities Act”), the Company desires to issue and sell to the Initial Purchasers, and the Initial Purchasers desire to purchase from the Company for cash and other valuable consideration, the Purchased Securities of the Company as defined and described more fully in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

1.1 Definitions. When used in this Agreement, the following terms have the following meaning:

“Affiliate” means each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 under the Securities Act. Notwithstanding the foregoing, the Purchasers and their Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“AML/CTF Regulation” has the meaning specified in Section 3.1(ii).

“BHCA” has the meaning specified in Section 3.1(dd).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Closing” means the closing of the purchase and sale of the Purchased Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which, or next following the day on which, all of the Transaction Documents required to be executed or delivered on or prior to the Closing have been executed and delivered by the applicable parties thereto and all other conditions precedent to (i) each Initial Purchaser’s obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Purchased Securities, in each case, have been satisfied or waived.

“Closing Fee” has the meaning specified in Section 2.1.

“Closing Statement” has the meaning specified in Section 2.2(a).

“Collateral” means any and all “Collateral” as defined in the Security Agreement or any other Transaction Document granting a Lien to the Collateral Agent or any other Purchaser Party, as applicable, together with all property and interests in property and proceeds thereof now owned or hereafter acquired by any Company Party in or upon which a Lien is granted or purported to be granted pursuant to any Transaction Document.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of any Company Party which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Company Covered Person” has the meaning specified in Section 3.1(jj).

“Company Party” means each of the Company and its Subsidiaries and any other Person party or that is required to be party to the Guaranty as “Guarantor” thereunder or to the Security Agreement as “Grantor” thereunder.

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Contractual Obligation” means, with respect to any Person, any provision of any security or similar instrument issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means an agreement in form and substance satisfactory to each Initial Purchaser and the Collateral Agent, granting “control” (as defined under the applicable UCC) to the Collateral Agent over the Collateral described thereunder.

“Conversion Price” means, with respect to any Note, the “Conversion Price” under and as defined in such Note.

“Conversion Shares” means any “Conversion Share” under and as defined in any Note.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement. For purposes of this definition, cryptocurrencies shall be considered currencies.

“Customary Permitted Liens” means all of the following for any Person:

(i) Liens securing the payment of taxes, assessments or other charges or levies imposed by any Governmental Authority which are either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside on such Person’s books;

(ii) non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of business to the extent (A) such Liens secure Indebtedness that is not overdue for a period of more than 30 days or (B) such Liens secure Indebtedness relating to claims or liabilities that are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on such Person’s books;

(iii) zoning, building and land use restrictions, easements, servitudes, encumbrances, licenses, covenants and other restrictions affecting the use of real property or minor defects or irregularities in title thereto that do not interfere in any material respect with the use of such real property or the ordinary conduct of the business of the Company and its Subsidiaries as presently conducted thereon or materially impair the value of the real property that may be subject thereto;

(iv) pledges and deposits of cash in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with current practices as in effect on the date hereof;

(v) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Regulation or of which written notice has not been duly given in accordance with applicable Regulations or which although filed or registered, relate to obligations not due or delinquent, including without limitation statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(vi) Liens or deposits to secure the performance of bids, tenders, expropriation proceedings, trade contracts, leases, statutory obligations, surety and performance bonds and other obligations of a like nature (other than for borrowed money), and deposits to secure equipment contracts, in each case incurred in the ordinary course of business;

(vii) appeal bonds and bonds to obtain equitable relief;

(viii) landlord Liens for rent not yet due and payable;

(ix) Liens arising from operating leases and the precautionary UCC financing statement filings in respect thereof;

(x) judgments and other similar Liens arising in connection with court proceedings that do not constitute a Default or an Event of Default; provided, that, (A) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (B) adequate reserves or other appropriate provision, if any, as are required by GAAP, consistently applied, have been made therefor and (C) a stay of enforcement of any such Liens is in effect; and

(xi) customary rights of set-off or combination of accounts in favor of a financial institution with respect to deposits maintained by such Person.

“Default” means any event constituting a “Default” under and as defined in any Note.

“Derivative” means any Interest Rate Agreement, Currency Agreement, futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Disclosure Certificate” means a certificate disclosing exceptions and other detailed information relating to the representations and warranties of the Company Parties and the Collateral in form and substance satisfactory to the Initial Purchasers on the Closing Date, together with any post-Closing update on the Collateral reasonably acceptable to the Collateral Agent or any other information in such certificate required to be given and given in accordance with any Transaction Document.

“Disqualification Event” has the meaning specified in Section 3.1(jj).

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Event of Default” means any event constituting an “Event of Default” under and as defined in any Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Transaction” has the meaning specified in Section 4.6(b).

“Excluded Persons” has the meaning ascribed to such term in Section 3.1(jj).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, managers, directors, advisors or independent contractors of the Company Parties; provided, that such issuance is approved by a majority of the Board of Directors of the Company; and provided, further that such issuance shall not exceed in the aggregate twenty percent (20%) of the outstanding shares of Common Stock without the prior approval of the Purchasers, (b) shares of Common Stock, warrants or options to advisors or independent contractors of any Company Party for compensatory purposes, (c) Securities upon the exercise or exchange of or conversion of any Transaction Securities issued hereunder and/or other Securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such Securities have not been amended since the date hereof to increase the number of such Securities or to decrease the exercise price, exchange price or conversion price of such Securities, and/or (ii) shares of Common Stock and/or Securities of the Company issuable upon exercise or exchange or conversion of any Securities of the Company issued and outstanding as of the date hereof, (d) Securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date hereof, (e) shares of Common Stock to employees, officers and directors through any Subsequent Financing, and (f) Securities issued pursuant to mergers, acquisitions or any other strategic transactions approved by a majority of the disinterested members of the Board of Directors, provided, that such acquisitions and other strategic transactions shall not include a transaction in which the Company is issuing Securities in connection with an entity whose primary business is investing in Securities. Notwithstanding the foregoing, “Exempt Issuance” shall not include an issuance of any Variable-Priced Equity Linked Instruments.

“Federal Reserve” has the meaning specified in Section 3.1(dd).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements disclosed in the Disclosure Certificate on the date hereof.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body, arbitrator, Trading Market or other exchange, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guaranty” means that certain Guaranty required to be delivered pursuant to Section 2.2 of this Agreement, in the form attached hereto as Exhibit C.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the holder of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person, and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

“Indebtedness” means, with respect to any Person, without duplication, the following: (a) all indebtedness of such Person for borrowed money, (b) all merchant cash advances and similar arrangements and all other obligations of such Person to repay an advance, whether using receipts from sales of inventory, share of profits, Securities, or otherwise, (c) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business (provided, that such accounts payable and accrued liabilities are not overdue by more than 180 days), (d) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under Capital Leases, (g) all reimbursements and all other obligations of such Person with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation, performance or other similar bonds, (h) all obligations of such Person secured by Liens on the assets of such Person, (i) all Guaranty Obligations of such Person, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock, Stock Equivalent (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends) or any warrants, rights or options to acquire such Capital Stock, (k) after taking into account the effect of any legally- enforceable netting Contractual Obligation of such Person, all payments that would be required to be made in respect of any Derivative in the event of a termination (including an early termination) on the date of determination and (l) all obligations of another Person of the type described in clauses (a) through (k) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Initial Principal Amount” means, as to any Note of any Purchaser, the principal amount of such Note set forth in Schedule I.

“Intellectual Property Rights” means, collectively, all copyrights, patents, trademarks, service marks, trade names, internet domain names, and all applications for any of the foregoing or for any renewal thereof, together with: (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted with respect to any of the foregoing, in each case whether now or hereafter owned or used; (iii) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all applications for any of the foregoing and (vii) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired in respect of any item listed above.

“Intellectual Property Security Agreement” means each Intellectual Property Security Agreement executed by any Company Party and delivered to the Company in the form attached to the Security Agreement as Annex III.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“IPO” means a public offering pursuant to an effective registration statement under the Securities Act and, in connection with such offering, the shares of Common Stock being listed for trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

“Issuable Securities” means the Conversion Shares and the Warrant Shares, as well as any other shares of Common Stock either issued or required to be issued by the Company hereunder to any Purchaser or the Collateral Agent under any Transaction Document after the Closing Date, whether as payment for an Obligation or otherwise.

“Legend Removal Date” has the meaning specified in Section 4.1(c).

“Liabilities” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to any Purchaser or any other Purchaser Party, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, accrued or not, mature or not, secured or unsecured, now existing or hereafter arising and however created, acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money and whether arising under Contractual Obligations, Regulations or otherwise, including, without duplication, (i) the principal amount due of the Note, (ii) all other amounts, fees, interest (including any prepayment premium), commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to the Company under the Note, this Agreement or any other Transaction Document (including attorneys’ fees) or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as a “Liability” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“License Agreement” has the meaning specified in Section 3.1(l).

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Lock-Up Agreements” means each Lock-Up Agreement between a director or officer of the Company and the Collateral Agent required to be delivered pursuant to Section 2.2 of this Agreement. for the benefit of the Purchasers, and in the form attached hereto as Exhibit F with such changes satisfactory to each Initial Purchaser and the Collateral Agent.

“Losses” means all liabilities, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble.

“Material Adverse Effect” means material adverse effect on, or material adverse change in, (a) the legality, validity or enforceability of any portion of any Transaction Document, (b) the operations, assets, business, prospects or condition (financial or otherwise) of any Company Party, (c) the ability of any Company Party to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever, whether foreseen or unforeseen, including due to pandemic, acts of a Governmental Authority, interruption of transportation systems, strikes, terrorist activities, interruptions of supply chains or acts of God, or (d) the Collateral or the perfection or priority of any Liens granted to any Purchaser Party under any Transaction Document.

“Maximum Rate” has the meaning specified in Section 6.12.

“Note” means each Senior Secured Convertible Promissory Note issued by the Company to an Initial Purchaser hereunder in the form attached hereto as Exhibit A with such changes satisfactory to such Initial Purchaser and the Collateral Agent.

“Notice of Conversion” has the meaning specified in Section 4.1(e).

“Obligation” means any item that qualifies as an “Obligation” under and as defined under any Note.

“OFAC” has the meaning specified in Section 3.1(bb).

“Participation Maximum” has the meaning specified in Section 4.7(a).

“Permit” means, with respect to any Person, any permit, filing, notice, license, approval, variance, exception, permission, concession, grant, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other Contractual Obligation or arrangement with, or authorization by, to or under the authority of, any Governmental Authority or pursuant to any Regulation, or any other action by any Governmental Authority in each case whether or not having the force of law and affecting or applicable to or binding upon such Person, its Contractual Obligations or arrangements or other liabilities or any of its property or to which such Person, its Contractual Obligations or any of its property is or is purported to be subject.

“Person” means an individual, partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government or agency, department or other subdivision thereof or other entity of any kind.

“Pre-Notice” has the meaning specified in Section 4.7(b).

“Principal Trading Market” for any Security, means the principal Trading Market for such Security, as listed in the applicable offering documents for such Security.

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Pro Rata Portion” means, with respect to a Purchaser and a group of Purchasers as of a particular date, the ratio of (i) the Purchase Price for the Purchased Securities purchased on or prior to such date by such Purchaser (including, for the avoidance of doubt, its predecessors and assignors) that remain outstanding on such date to (ii) the aggregate Purchase Price for the Purchased Securities purchased by all Purchasers (including, for the avoidance of doubt, their predecessors and assignors) in such group on or prior to such date that remain outstanding on such date.

“PubCo” means a corporation whose common stock is registered under the Exchange Act and is listed, designated or quoted for trading on a Trading Market.

“Public Information Failure” has the meaning specified in Section 4.8(b).

“Public Information Failure Payments” has the meaning specified in Section 4.8(b).

“Purchase Price” means, as to any Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder as specified on Schedule I.

“Purchaser Party” has the meaning specified in Section 4.13. “Purchased Securities” means the Notes and the Warrants.

“Qualified Event” means IPO, the direct listing of the Company’s securities on a Trading Market, a Reverse Takeover, or a business combination with a special purpose acquisition company (de-SPAC) transaction.

“Registration Rights Agreement” means that certain Registration Rights Agreement required to be delivered pursuant to Section 2.2 of this Agreement, in the form attached hereto as Exhibit E with such changes satisfactory to each Initial Purchaser and the Collateral Agent.

“Regulation” means all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non-U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, awards, decrees, rulings, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations, directives, requirements, determinations, guidance and requests of any Governmental Authority and all administrative orders, directed duties and stipulations entered by or with a Governmental Authority.

“Related Parties” of any Person means (i) such Person, (ii) each Affiliate of such Person, (iii) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Capital Stock having ordinary voting power in the election of directors of such Person or such Affiliate, (iv) each of such Person’s or such Affiliate’s officers, managers, directors, joint venture partners, partners and employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title or classification as a contractor under employment Regulations), (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of any of the foregoing, (vi) any trust or beneficiary of a trust, of which any of the foregoing are the sole trustees, that is established in whole or in part by any of the foregoing, or that is for the benefit of any of the foregoing. Notwithstanding the foregoing, the Purchasers and their Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Related Parties” of each other.

“Required Filings” means (a) any filing with any Governmental Authority required pursuant to Section 4.8 or 4.9 or the Registration Rights Agreement and (b) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Transaction Securities and the listing of the Transaction Securities for trading thereon in the time and manner required thereby.

“Required Purchasers” means Purchasers holding more than fifty percent (50%) of the principal amount of the Notes and the number of Warrants then outstanding or, if no Note or Warrant shall then be outstanding, more than fifty percent (50%) in interest of the Issuable Securities then issued and outstanding.

“Reserve Amount” means, as of any date, 250% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, calculated (i) including any Issuable Securities issuable upon conversion or exercise of the Purchased Securities, (ii) ignoring any conversion or exercise limits set forth therein, (iii) assuming that the Conversion Prices of the Notes and the exercise prices of the Warrants are, at all times on and after the date of determination, the then-effective Conversion Prices or exercise prices, as the case may be, on the Trading Day immediately prior to the date of determination and (iv) adjusting all of the foregoing ratably to account for any reverse stock split or similar reclassification of the Common Stock.

“Resignation Effective Date” has the meaning specified in Section 5.6(a).

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) a cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e., the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, each of which shall not be a “Restricted Payment”, (ii) a distribution to the members of the Company for the payment of taxes arising from the ownership of Common Stock, each of which shall not be a “Restricted Payment”, and (iii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“Reverse Takeover” means a merger or share exchange by the Company with a PubCo and as a result of which the holders of the Company’s outstanding shares of Common Stock, on a fully-diluted basis, will own in excess of 50% of the outstanding shares of Common Stock of such PubCo.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar Regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar Regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, conveyance, transfer, assignment or other disposition to, or any exchange of property (other than cash and cash equivalents) with, any Person of, or any other transaction permitting any Person to acquire, in one transaction or a series of transactions, any right, title or interest in, all or any part of a business or any property of any kind (other than cash and cash equivalents) including a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable and including acquiring or Selling any Derivative intended to transfer, or having the effect of transferring, any risk relating to any such right, title or interest in such business or property, including any risk of Loss relating to holding any such right, title or interest. To “Sell” shall have a correlative meaning.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region that is subject to, the target of, or purported to be subject to, Sanctions Laws.

“Sanctioned Person” means (a) any Person that is listed in the annex to, or otherwise subject to the provisions of, Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism, effective September 24, 2001, (b) any Person that is named in any Sanctions Laws-related list maintained by OFAC, including the “Specially Designated National and Blocked Person” list, (c) any Person or individual located, organized or resident or determined to be resident in a Sanctioned Jurisdiction that is, or whose government is, the target of comprehensive Sanctions Laws, (d) any organization or Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c), and I any Person that commits, threatens or conspires to commit or supports “terrorism”, as defined in applicable United States Regulations.

“Sanctions Laws” means all applicable Regulations concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by OFAC, including the following (together with their implementing regulations, in each case, as amended from time to time): the International Security and Development Cooperation Act (ISDCA) (22 U.S.C. §23499aa-9 et seq.); the Patriot Act; and the Trading with the Enemy Act (TWEA) (50 U.S.C. §5 et seq.).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 3.1(f).

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing Contractual Obligation or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940 or any other Regulation of the United States, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or acquisition of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

“Securities Act” has the meaning specified in the recitals.

“Security Agreement” means the Security Agreement by and among the Company Parties and the Collateral Agent, for the benefit of, the Collateral Agent, the Purchasers and the other Purchaser Parties, in form attached hereto as Exhibit D.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Solvent” means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Standard Enforceability Exceptions” means (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by Regulations relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable Regulations.

“Stock Equivalents” means all Securities and Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsequent Financing” has the meaning specified in Section 4.7.

“Subsequent Financing Notice” has the meaning specified in Section 4.7(b).

“Subsidiary” means, with respect to any Person, (a) if such Person is the Company, any subsidiary of the Company as set forth in, or otherwise required to be set forth in, SEC Reports or the Disclosure Certificate, whether before, on or after the date hereof, and (b) in any case, any other Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of fifty percent (50%) or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of any Purchaser, taxes imposed on or measured by the net income or overall gross receipts of such Purchaser.

“Third Party Exchange Transfer” has the meaning specified in Section 4.6(b).

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading; provided, that, if the Common Stock does not trade on any Trading Market, “Trading Day” shall mean “Business Day”.

“Trading Market” means, for any Security, any of the following markets or exchanges on which such Security is listed, designated or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets or the OTC Bulletin Board (and any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Disclosure Certificate, each Note, each Warrant, the Guaranty, the Security Agreement, each Intellectual Property Security Agreement, each Control Agreement, the Registration Rights Agreement, each Lock-Up Agreement, the Transfer Agent Instruction Letter, the Closing Statement, each Subsequent Financing Notice, each Notice of Conversion and each other agreement, notice and other document executed in connection with the transactions contemplated hereunder.

“Transaction Securities” means the Purchased Securities and the Issuable Securities.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware; provided, that, in the event that, by reason of mandatory provisions of any applicable Regulation, any of the attachment, perfection or priority of the Collateral Agent’s or any other Purchaser Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Delaware, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Variable-Priced Equity-Linked Instrument” has the meaning specified in Section 4.6(a).

“Voting Stock” means Capital Stock of any Person (i) having ordinary power to vote in the election of any member of the board of directors or any manager, trustee or other controlling persons of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) of this definition.

“Warrant” means the Warrants issued hereunder by the Company to each Initial Purchaser, in the form attached hereto as Exhibit B with such changes satisfactory to such Initial Purchaser and the Collateral Agent.

“Warrant Shares” means the shares of Common Stock that may be purchased upon exercise of a Warrant in accordance with the terms of such Warrant.

ARTICLE II PURCHASE AND SALE

2.1 Closing.

(a) Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Initial Purchaser agree, severally and not jointly, to purchase, Notes having an Initial Principal Amount set forth in Schedule I for such Initial Purchaser, and a number of Warrants set forth in Schedule I for such Initial Purchaser, in exchange for the Purchase Price set forth in Schedule I for such Initial Purchaser. In the case of the Notes, this Purchase Price reflects the original issue discount shown on Schedule I.

(b) Mechanics. At the Closing, (i) each Initial Purchaser shall deliver to the Company, without set off or counterclaim, via wire transfer to an account designated by the Company, such Initial Purchaser’s Purchase Price in immediately available Dollars, (ii) the Company shall deliver to such Initial Purchaser, as set forth in Section 2.2(a), its Purchased Securities and (iii) the Company and such Initial Purchaser (or, where applicable, the Collateral Agent) shall deliver to each other the other items set forth in clauses (a) and (xii) of Section 2.2 respectively. Upon satisfaction of the terms and conditions set forth in Section 2.3, such Closing shall occur remotely by electronic exchange of Closing documentation using DocuSign or a similar service or, if the parties mutually agree, physically at any location chosen by the parties

(c) Fee. At Closing, the Company shall pay to the Collateral Agent a one-time, non-refundable fee (the “Closing Fee”) in an amount equal to $50,000, in immediately available Dollars, without set off or counterclaims, which may, at the Collateral Agent’s sole option, be deducted from the Purchase Price. The Closing Fee shall be in addition to, and not in substitution for, any other payment due hereunder, including expense reimbursements and indemnities.

2.2 Deliveries.

(a) Deliveries to Initial Purchasers. On or prior to the Closing (except as noted), the Company shall deliver or cause to be delivered to each Initial Purchaser the following, each dated as of the Closing Date and in form and substance satisfactory to the Collateral Agent and such Initial Purchaser:

(i) this Agreement, duly executed by the Company;

(ii) the Disclosure Certificate, duly executed by the Company Parties;

(iii) a Note for such Initial Purchaser duly executed by the Company with an aggregate Initial Principal Amount equal to the amount set forth opposite for such Initial Purchaser on Schedule I and registered in the name of such Initial Purchaser;

(iv) Warrants duly issued by the Company, to purchase the number of shares of Common stock set forth for such Initial Purchaser on Schedule I, registered in the name of such Initial Purchaser;

(v) the Closing Fee;

(vi) the Guaranty, duly executed by the Company Parties and InveniAI LLC;

(vii) the Security Agreement, duly executed by the Company Parties;

(viii) Control Agreements for each bank account and security account of any Company Party, each duly executed by such Company Party and the bank or broker where such account is held (subject to de minimis exceptions made by the Collateral Agent in its sole discretion);

(ix) the Intellectual Property Security Agreements, duly executed by each Company Party having Intellectual Property Rights and covering collectively all such Intellectual Property Rights (subject to de minimis exceptions made by the Collateral Agent in its sole discretion);

(x) the Registration Rights Agreement, duly executed by the Company;

(xi) Lock-Up Agreements duly executed by each officer and director of the Company;

(xii) Reserved

(xiii) a certificate from each officer of each Company Party with respect to corporate authorization and incumbency, each in form and substance acceptable to such Initial Purchaser, attaching organizational documents, duly-adopted resolutions approving the Transaction Documents and good standing certificates of such Company Party;

(xiv) an additional certificate from the Company, in form and substance acceptable to such Initial Purchaser, certifying as to the occurrence of various Closing conditions;

(xv) a closing statement, duly executed by the Company, attaching a flow of funds, each in form and substance acceptable to such Initial Purchaser (the “Closing Statement”); and

(xvi) such other opinions, statements, agreements and other documents as such Initial Purchaser may require.

(b) Deliveries to the Company. On or prior to the Closing, each Initial Purchaser (or, where applicable, the Collateral Agent) shall, in addition to payment of the Purchase Price, deliver or cause to be delivered to the Company, as applicable, the following, each duly executed by such Initial Purchaser (or, as the case may be, Collateral Agent) and dated as of the Closing Date:

(i) this Agreement;

(ii) the Guaranty;

(iii) the Security Agreement;

(iv) any Control Agreements;

(v) the Intellectual Property Security Agreements;

(vi) the Registration Rights Agreement; and

(vii) the Lock-Up Agreements.

2.3 Closing Conditions.

(a) Conditions to the Company’s Obligations. The obligations of the Company pursuant to Section 2.3(a) in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date:

(i) the representations and warranties of each Purchaser contained herein shall be true and correct as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by any Initial Purchaser on or prior to the Closing Date (other than the obligations set forth in Section 2.2(a)(xii) to be performed at the Closing) shall have been performed; and

(iii) the delivery by each Purchaser of the items such Purchaser is required to deliver prior to the Closing Date pursuant to Section 2.2(a)(xii).

(b) Conditions to the Initial Purchasers’ Obligations. The respective obligations of each Initial Purchaser and the Collateral Agent pursuant to Section 2.1(a) in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date, both before and after giving effect to the Closing:

(i) the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by any Company Party or any on or prior to the Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.1(a) to be performed at the Closing) shall have been performed;

(iii) the items that the Company is required to deliver on or prior to the Closing Date pursuant to Section 2.2(a) shall have been delivered;

(iv) there shall exist no Default or Event of Default;

(v) no Material Adverse Effect shall have occurred from the date hereof through the Closing Date;

(vi) any other conditions to the Closing or the obligations of such Initial Purchaser contained herein or in the other Transaction Documents shall have been satisfied.

2.4 Post-Closing Deliveries. The Company shall deliver or cause to be delivered to the Collateral Agent the following items by the following deadlines, each in form and substance satisfactory to the Collateral Agent:

(a) Within ten (10) Business Days following the end of the calendar month containing the Closing, proof of receipt of the Purchase Price from each party receiving a payment at Closing;

(b) and

(c) Upon request by the Collateral Agent or any Purchaser, such other opinions, statements, agreements and other documents as the Purchaser may reasonably require to effect the transactions contemplated in the Transaction Documents.

ARTICLE III REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company Parties. The Company hereby makes the following representations and warranties as to each Company Party (and, to the extent provided in the Guaranty or the Security Agreement or any other Transaction Document, each other Company Party makes the following representations and warranties as, and to the extent applicable to, such Company Party) to each Purchaser as of the date hereof and the Closing Date, each subject to the exceptions set forth in the Disclosure Certificate on the date hereof, which Disclosure Certificate is deemed a part hereof and qualifies any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Certificate:

(a) Subsidiaries. The Company does not own any Subsidiaries.

(b) Organization and Qualification. Each Company Party (not including the Guarantor) is a Person having the corporate form listed in the Disclosure Certificate, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization listed in the Disclosure Certificate and is duly qualified or licensed to transact business in its jurisdiction of organization, the jurisdiction of its principal place of business, any other jurisdiction where the Collateral Agent has disclosed to the Company it is planning to file a UCC financing statement or a mortgage and, except where the failure to do so would not have a Material Adverse Effect, any other jurisdiction where such qualification is necessary to conduct its business or own the property it purports to own – and no Proceeding exists or has be instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Each Company Party has the right, power and authority to enter into and discharge all of its obligations under each Transaction Document to which it purports to be a party and has the right, power, authority, Permits and License Agreements to own its property and to carry on its business as presently conducted. No Company Party is engaged in the business of extending credit (which shall not include intercompany credit among the Company Parties) for the purpose of purchasing or carrying margin stock or any cryptocurrency, token or other blockchain asset.

(c) Authorization; Enforcement. The execution, delivery, performance by each Company Party of its obligations, and exercise by such Company Party of its rights under the Transaction Documents, including, if applicable, the sale of Purchased Securities under this Agreement, (i) have been duly authorized by all necessary corporate actions of such Company Party (not including the Guarantor), (ii) except for the Required Filings, do not require any Consents or Permits that have not been obtained prior to the date hereof and each such Permit or Consent is in full force and effect and not subject of any pending or, to the best of any Company Party’s knowledge, threatened, attack or revocation, (iii) are not and will not be in conflict with or prohibited or prevented by or create a breach under (A) except for those that do not have a Material Adverse Effect, any Regulation or Permit, (B) any corporate governance document or resolution or (C) except for those that do not have a Material Adverse Effect, any Contractual Obligation or provision thereof binding on such Company Party or affecting any property of such Company Party and (iv) will not result in the imposition of any Lien on the Collateral other than Liens for the benefit of the Purchaser Parties. Upon execution and delivery thereof, each Transaction Document to which such Company Party purports to be a party shall constitute the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms, subject only to the Standard Enforceability Exceptions.

(d) Issuance of the Transaction Securities. Each Transaction Security is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued in compliance with all applicable Regulations, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents or by applicable Regulations. The Company has reserved for issuance of the Issuable Securities from its duly authorized Capital Stock the number of shares of Common Stock required by Section 4.5(a).

(e) Capitalization. The capitalization of the Company is as set forth in the Disclosure Certificate, which Disclosure Certificate also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any Capital Stock or Stock Equivalent since the date of the latest Financial Statement included within the Disclosure Certificate except (i) as set forth in the Disclosure Certificate, (ii) for the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and (iii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of such date as set forth in the Disclosure Certificate. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in, or triggered by, the transactions contemplated by the Transaction Documents (including the issuance of the Transaction Securities in accordance with the terms of the applicable Transaction Documents) except as set forth in the Disclosure Certificate. There are no outstanding Stock Equivalents with respect to any Common Stock, and there are no Contractual Obligations by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth in the Disclosure Certificate. The issuance and sale of the Transaction Securities will not obligate the Company to issue shares of Common Stock or any other securities to any Person (other than to any Purchaser) and will not result in a right of any holder of securities issued by any Company Party (not including the Guarantor) to adjust the exercise, conversion, exchange or reset price under any Stock Equivalent, except as set forth in the Disclosure Certificate. All of the outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all securities Regulations, and no such outstanding share was issued in violation of any preemptive right or similar or other right to subscribe for or purchase securities or any other existing Contractual Obligation. No further approval or authorization of any stockholder or the Board of Directors, and no other Permit or Consent, is required for the issuance and sale of the Transaction Securities. Except as set forth in the Disclosure Certificate on the date hereof, there are no stockholders’ agreements, voting agreements or other similar Contractual Obligations with respect to the Company’s Capital Stock or Stock Equivalents to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or other equity investors.

(f) Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Since the date of the latest Financial Statement included within the Disclosure Certificate, except as specifically disclosed therein: (i) there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect, (ii) no Company has not incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required by GAAP to be reflected in the Company’s financial statements and not required to be disclosed in any filings, if any, made with the SEC, (iii) no Company Party (not including the Guarantor) has altered its fiscal year or accounting methods; (iv) no Company Party has declared or made any Restricted Payment or entered in any Contractual Obligation to do so, and (v) no Company Party (not including the Guarantor) has issued any Capital Stock to any officer, director or other Affiliate.

(g) Litigation. Except as set forth in the Disclosure Certificate, there is no Proceeding (and, to the knowledge of the Company Parties, no such Proceeding has been threatened) against any Company Party of any Subsidiary of any Company Party or any current or former officer or director of any Company Party or any Subsidiary of any Company Party in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any Transaction Document or Transaction Security, (ii) involves the SEC or otherwise involves violations of securities Regulations or (iii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Parties, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(h) Labor Relations. There is (i) no unfair labor practice at any Company Party (not including the Guarantor), (ii) no unfair labor practice complaint pending (or, to the knowledge of any Company Party, threatened) against any Company Party or any Subsidiary of any Company Party before the National Labor Relations Board, (iii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending (or, to the knowledge of any Company Party, threatened) against any Company Party or any Subsidiary of any Company Party before the National Labor Relations Board, (iv) no strike, work stoppage or other labor dispute in existence (or, to the knowledge of any Company Party, threatened) involving any Company Party or any Subsidiary of any Company Party, (v) no union representation question existing with respect to the employees of any Company Party (not including the Guarantor) or any Subsidiary of any Company Party, as the case may be, (vi) no union organization activity that is taking place at any Company Party (not including the Guarantor) or any Subsidiary of any Company Party, except in each case with respect to any matter specified in clauses (i) through (vi) above, for such matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the employees of any Company Party (not including the Guarantor) or its Subsidiaries’ are a member of a union that relates to such employee’s relationship with such Company Party or such Subsidiary, and none of the Company Parties nor any of their Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, the continued service to the Company Parties (not including the Guarantor) and their Subsidiaries of the executive officers of the Company Parties and their Subsidiaries is not, and is not expected to be, in violation of any material term of any Contractual Obligation in favor of any third party and does not subject any Company Party or any Subsidiary of any Company Party to any Loss with respect to any of the foregoing matters.

(i) Compliance. No Company Party and no Subsidiary thereof, except as set forth in the Disclosure Certificate on the date hereof or as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has any Company Party or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is or has been in violation of any Regulation (including any judgment, decree or order of any Governmental Authority), and to the knowledge of each Company Party, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iii) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

(j) Permits. Each Company Party (not including the Guarantor) and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses as described in the Disclosure Certificate on the date hereof and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Party nor any Subsidiary thereof has received any notice of proceedings relating to the revocation or modification of any such Permit.

(k) Title to Assets. Neither any Company Party nor their Subsidiaries owns any real property, and each have good title to all personal property owned or purported to be owned by any of them that is material to the business of any Company Party or any Subsidiary of any Company Party, in each case free and clear of all Liens except as set forth in the Disclosure Certificate on the date hereof and except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Parties and their Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by any Company Party or any Subsidiary of the Company Parties (and any personal property if such lease is material to the business of any Company Party or any Subsidiary of any Company Party) are held by them under valid, subsisting and enforceable leases with which the Company Parties and their Subsidiaries party thereto are in compliance.

(l) Intellectual Property. Except where the failure to do so would not have a Material Adverse Effect or as noted on the Disclosure Certificate, each Company Party and each Subsidiary of the Company Parties have, or have rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Party and such Subsidiary, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Parties and their Subsidiary as presently conducted. No Company Party and no Subsidiary of any Company Party has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and, to the knowledge of each Company Party and its Subsidiaries, no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No Company Party and no Subsidiary of any Company Party has received, since the date of the latest Financial Statements included in the Disclosure Certificate, a written notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, and no Company Party and no Subsidiary of any Company Party otherwise has any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property Right or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of any Company Party or any Subsidiary of any Company Party violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company Party and its Subsidiaries, all such Intellectual Property Rights are enforceable (subject only to the Standard Enforceability Exceptions) and, to the Company’s knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights. Each Company Party and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Company Party and no Subsidiary of any Company Party has any Intellectual Property Right registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those set forth on the Disclosure Certificate on the date hereof (or any later updates acceptable to each Purchaser), or has granted any licenses with respect thereto other than as set forth on the Disclosure Certificate on the date hereof (or any later updates acceptable to each Purchaser). On the date hereof, the Disclosure Certificate also sets forth all Contractual Obligations or other arrangements of any Company Party or any Subsidiary of any Company Party as in effect on the date hereof pursuant to which such Company Party or such Subsidiary has a license or other right to use any Intellectual Property Right owned by another Person and the dates of the expiration of such Contractual Obligations or other arrangements (collectively, together with such Contractual Obligations or other arrangements as may be entered into by any Company Party or any Subsidiary of any Company Party after the date hereof, the “License Agreements”). All material License Agreements and related rights are identified on the Disclosure Schedule and in full force and effect, no default or event of default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of any Company Party or any Subsidiary of any Company Party or any obligation of any Company Party or any Subsidiary of any Company Party with respect to manufacturing standards, quality control or specifications and each such Company Party or such Subsidiary is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

(m) Transactions with Related Parties. Except as set forth in the Disclosure Certificate on the date hereof, no Company Party and no Subsidiary of any Company Party is a party to any Contractual Obligation or other transaction with any Related Party that is not a Company Party or Subsidiary of a Company Party, including (a) investments by any Company Party or any Subsidiary thereof in such other Related Party, whether in Capital Stock, Stock Equivalents, other Securities, Indebtedness owing by such Related Party or otherwise, or Indebtedness owing to any such other Related Party and (b) transfers, sales, leases, assignments or other acquisitions or dispositions of any asset, in each case except for (x) transactions in the ordinary course of business on a basis no less favorable to the Company Parties and their Subsidiaries as would be obtained in a comparable arm’s length transaction with a Person not a Related Party and (y) salaries and other director or employee or other staff compensation, including expense reimbursements and employee benefits, of the Company Parties and their Subsidiaries.

(n) Certain Fees. No brokerage or finder’s fees or commissions or similar fees are or will be payable by any Company Party or any Subsidiary of any Company Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents except as set forth on the Disclosure Certificate. No Purchaser has or shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(n) that may be due in connection with the transactions contemplated by the Transaction Documents and which arise as a result of any contract or commitment of the Company.

(o) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(p) Investment Company. No Company Party and no Subsidiary of any Company Party is, or is an Affiliate of (and, immediately after receipt of payment for the Securities and before and after giving effect to the use of the proceeds thereof, none will be or be an Affiliate of), an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) Registration Rights. No Person has any right to cause any Company Party (not including the Guarantor) or any Subsidiary of any Company Party to effect the registration under the Securities Act of any Securities of any Company Party or any Subsidiary of any Company Party.

(r) Application of Takeover Protections. The Company and the Board of Directors (or equivalent body) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Amended and Restated Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of the Company’s issuance of the Securities and the ownership of the Securities by any Purchaser or any Affiliate of any Purchaser.

(s) MNPI. On and after the consummation of Qualified Event, except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party confirms that none of the Company Parties, their Affiliates, or agents or counsel or any other Person acting on behalf of the foregoing has provided any Purchaser, any Purchaser Party or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in Securities of the Company. Each Company Party acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2. Notwithstanding anything to the contrary provided herein or elsewhere, no Company Party shall have any direct or indirect liability and/or be in non-compliance or have breached, violated or be in default of any Transaction Document solely as a result of the failure to disclose to any Purchaser Party or the Collateral Agent any MNPI nor shall such failure alone constitute an Event of Default.

(t) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no Company Party nor, to the Company’s knowledge, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company of its securities for purposes of the Securities Act which would require the registration of any such securities under the Securities Act,.

(u) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(v) Foreign Corrupt Practices. No Company Party and no Related Party of any Company Party, has done any of the following, directly or indirectly (including through agents, contractors, trustees, representatives and advisors): (i) made contributions or payments of, or reimbursement for, gifts, entertainment or other expenses, in each case that could reasonably be viewed as unlawful under U.S. or other Regulations related to foreign or domestic political activity or (ii) made payments to U.S. or other officials, judges, employees or other staff members of any Governmental Authority or other Persons viewed as government officials under any Regulation or to any foreign or domestic political parties, elected or union officials or campaigns in order to obtain, retain or direct business or obtain any improper advantage, and no part of the proceeds of the sale of the Purchased Securities hereunder will be used, directly or indirectly, to fund any such payment; (iii) failed to disclose fully any contribution or other payment made by any Company Party or any Subsidiary of any Company Party (or made by any person acting on the behalf of any of the foregoing) which could reasonably be viewed as in violation of U.S. or other Regulations; or (iv) any other activity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Regulation sanctioning or purporting to sanction bribery, corruption and other improper payments.

(w) Accountants. The Company’s accounting firm is CBIZ, Inc.

(x) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by any Company Party to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(y) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser, Purchaser Party or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Purchased Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(z)

(aa) Stock Option Plans. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(bb) Sanctions. No Company Party and no Related Party of any Company Party, directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) is in violation of any Sanctions Law or engages in, or conspire or attempts to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) is a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) has any assets located in Sanctioned Jurisdictions or (d) deals in, or otherwise engages in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by the U.S. Office of Foreign Assets Control (“OFAC”). The Company will not use, directly or indirectly, any part of the proceeds of the sale of Purchased Securities hereunder to fund, and none of the Company or the Company Parties, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), are engaged in any operations involving, the financing of any investments or activities in, or any payments to, a Sanctioned Person.

(cc) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(dd) Bank Holding Company Act and Other Limiting Regulations. No Company Party and no Affiliate of any Company Party is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). No Company Party and no Subsidiary or Affiliate of any Company Party owns or controls, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. No Company Party and no Subsidiary or Affiliate of any Company Party, either individually or in the aggregate, directly or indirectly, exercise or has the ability to exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company is not an “investment company” and is not a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Regulation or Permit limiting the Company’s ability to incur indebtedness for borrowed money.

(ee) Promotional Stock Activities. No Company Party, no Subsidiary of any Company Party and none of their officers, directors, managers, affiliates or agents have engaged in any stock promotional activity that could give rise to a complaint, inquiry or trading suspension by the Securities and Exchange Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(ff) Use of Proceeds. The proceeds of the sale of Purchased Securities hereunder shall be used to provide working capital for the Company and for the compensation of executive officer, management and employees of the Company and, both before and after giving effect to the purchase of the Transaction Securities, such use of proceeds and the other transactions contemplated by the Transaction Documents, including the payment and accrual of all transaction costs in connection with the foregoing, each Company Party is Solvent. No Company Party shall, nor shall any Subsidiary of any Company Party, use the proceeds of the sale of Purchased Securities hereunder (A) for the purpose of purchasing or carrying of “margin security” or “margin stock” within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 or (B) in any manner that might cause the purchase of the Notes or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other Regulation.

(gg) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company Parties (i) have made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) have set aside on their respective books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes of any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Parties know of no basis for any such claim.

(hh) Seniority. Except for the Indebtedness set forth in the Disclosure Certificate on the date hereof, no Indebtedness or other claim against any Company Party is senior in right of payment to the Notes or the obligations due thereunder or their guaranties, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than Indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(ii) AML/CTF Regulations. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and other applicable money laundering and counter-terrorism financing Regulations (collectively, the “AML/CTF Regulations”), and no Proceeding by or before any Governmental Authority involving any Company Party or any Subsidiary of any Company Party with respect to any AML/CTF Regulation is pending or, to the knowledge of any Company Party or any such Subsidiary, threatened.

(jj) Disqualification Events. With respect to the Securities, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as each such term is defined in Rule 405(d) of Regulation D under the Securities Act) (other than Excluded Persons (as defined below), each a “Company Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event, provided that with respect to Company Covered Persons who are beneficial owners of twenty (20%) percent or more of the outstanding voting securities of the Company (excluding Krishnan Nandabalan and his trusts), the representations set forth herein regarding such particular Company Covered Persons are based solely upon the actual knowledge of Krishnan Nandabalan as of the date hereof. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D promulgated under the Securities Act, and has furnished to the Purchaser a copy of any disclosures provided thereunder. For the purposes hereof, “Excluded Persons” means ThinkEquity LLC, BioXcel Therapeutics, Inc., BioXcel Holdings, Inc., BioXcel LLC, and their subsidiaries, together with their directors, executive officers, other officers, beneficial owners of twenty percent (20%) or more of their outstanding voting securities (as each such term is used and understood in Regulation D under the Securities Act); provided, that, notwithstanding the foregoing, none of the Guarantor, the Company Parties and their respective directors, executive officers, other officers, and beneficial owners of twenty percent (20%) or more of their outstanding voting securities (as each such term is used and understood in Regulation D under the Securities Act) are “Excluded Persons”.

(kk) No Other Covered Persons. There is no Person (other than a Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchaser in connection with the sale of any Securities.

(ll) Subsidiary Rights. Each Company Party has the unrestricted right to vote, and (subject to limitations imposed by applicable Regulation) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by any Company Party or any Subsidiary of any Company Party.

(mm) Shell Company Status. The Company has never been, and is not presently, an issuer identified as an entity that fits within the definition of “shell company” under Section 12b-2 and Rule 144 of the Exchange Act.

(nn) Full Disclosure. All of the disclosures furnished on behalf of, and all of the representations and warranties made by, any Company Party in any Transaction Document and all statements contained in the Disclosure Certificate or any certificate or other document furnished or to be furnished to any Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document are true and correct and none contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The press releases disseminated by the Company Parties during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. Except as set forth in this Section 3.1 or in other Transaction Documents, the Company has not made any other representation or warranty in this Agreement to the Collateral Agent or Initial Purchaser.

3.2 Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject only to the Standard Enforceability Exceptions.

(b) Own Account. Such Purchaser understands that the Purchased Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Transaction Securities acquired as of the date this representation is made as principal for its own account, in the ordinary course of business, and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Transaction Security in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of any such Securities in violation of the Securities Act or any applicable state securities law; provided, that nothing in this clause (b) shall be construed to limit such Purchaser’s ability to sell such Securities or to require such Purchaser to hold any such Securities for any minimum or other specific term and such Purchaser reserves the right to dispose of any of such Securities at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws.

(c) Purchaser Status. At the time such Purchaser was offered or otherwise purchased or acquired the Purchased Securities, it was, and as of the date hereof it is, and on each date on which it converts the Notes or otherwise acquires Issuable Securities it is and will be, a sophisticated investor accustomed to transactions like the purchase of the Purchased Securities hereunder and an “accredited investor” as defined under the Securities Act and the Regulations thereunder.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Purchased Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Purchased Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the Securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if such Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Purchased Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Each Company Party acknowledges and agrees that the representations and warranties of each Purchaser set forth in Section 3.2 shall not modify, amend or affect any Purchaser’s right to rely on the representations and warranties of any Company Party contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities and any Issuable Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities or Issuable Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), no such transfer or pledge shall be made in the absence of the Company’s written consent, which such consent shall not be unreasonably be withheld or delayed, and the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and all other applicable Transaction Documents and shall have the rights and obligations of a Purchaser under this Agreement.

(b) Each Purchaser agrees, severally but not jointly, to the imprinting, for as long as is required by this Section 4.1, of a legend on all of the Purchased Securities in the following form:

[THIS SECURITY HAS NOT] [NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY [CONVERTIBLE][EXCHANGEABLE] HAVE] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES REGULATIONS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE OR PLEDGED AS SECURITY IN THE ABSENCE OF SUCH REGISTRATION WITHOUT RELIANCE ON AN EXEMPTION UNDER THE SECURITIES ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES REGULATIONS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN FROM AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Transaction Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Transaction Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Transaction Securities may reasonably request in connection with a pledge or transfer of the Transaction Securities.

(c) No certificate evidencing any Transaction Security shall contain any legend (including the legend set forth in Section 4.1(b)) in the following cases: (i) while a registration statement covering the resale of such Transaction Security is effective under the Securities Act; (ii) following any sale of such Transaction Security pursuant to Rule 144; (iii) if such Transaction Security is eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Promptly after any events (i) – (iv), if there is no Transfer Agent, the Company shall remove the legend within 2 Business Days following a request by any Purchaser including a certificate representing Transaction Securities issued with the restrictive legend (such second (2nd) Business Day, the “Legend Removal Date” of such Transaction Securities of such Purchaser). Otherwise, the Company shall upon request of any Purchaser and at the Company’s sole expense cause its to issue a legal opinion to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence to effect the removal of any legend (including that described in Section 4.1(b)), with a copy to such Purchaser, its broker and the Collateral Agent. If all or any portion of any Securities is converted or exercised, respectively, at a time when there is an effective registration statement covering the resale of the Issuable Securities, or if such Issuable Securities may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), then such Issuable Securities shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than the Legend Removal Date, issued with a restrictive legend, use reasonable best efforts to instruct the Transfer Agent to deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for the Transaction Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser, or otherwise to effectuate same.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, $700 per Trading Day for each Trading Day after the Legend Removal Date for such Transaction Securities of such Purchaser until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Transaction Securities as required by the Transaction Documents, and each Purchaser shall have, severally and not jointly, the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

(e) Conversion Procedures. The form of “Notice of Conversion” (each a “Notice of Conversion”) included in any Note of any Purchaser sets forth the totality of the procedures required of such Purchaser in order to convert such Note. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert any Note. No additional legal opinion, other information or instructions shall be required of any Purchaser to convert any Note. The Company shall honor conversions of any Note, and shall deliver Transaction Securities in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.2 No Claims Under Stockholder’s Rights Plan. No claim will be made or enforced by any Company Party or, with the consent of any Company Party, by any other Person, that any Purchaser Party is an “acquiring person” (or similar or equivalent term) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser Party could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Transaction Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser Party.

4.3 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Transaction Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Transaction Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.5 Reservation and Listing.

(a) The Company shall reserve for issuance of the Issuable Securities from its duly authorized Capital Stock a number of shares of Common Stock at least equal to the higher of the Reserve Amount or such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Reserve Amount on such date, then the Board of Directors shall amend the Company’s Articles of Incorporation (or equivalent governing document) to increase the number of authorized but unissued shares of Common Stock to the Reserve Amount at such time, as soon as possible and in any event not later than the 60th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the Principal Trading Market for the Common Stock, prepare and file with such Principal Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Reserve Amount on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Principal Trading Market as soon as possible thereafter; (iii) provide to each Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Reserve Amount on such date on such Principal Trading Market or any other Trading Market for such Common Stock.

4.6 Issuances of Variable-Priced Equity-Linked Instruments and Exchanges Transactions.

(a) No Issuance of Variable-Priced Equity-Linked Instruments. For as long as any Note, Warrant or Obligation remains outstanding, no Company Party shall effect, or enter into any Contractual Obligation to effect, any issuance by any Company Party or any Subsidiary of a Variable-Priced Equity-Linked Instrument. “Variable-Priced Equity-Linked Instrument” means (A) any Stock Equivalent convertible into, exercisable or exchangeable for, or carrying the right to receive, shares of Common Stock or any other Securities of any Company Party either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for such Common Stock or Securities at any time after the initial issuance of such Stock Equivalent, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such Stock Equivalent due to a change in the market price of such Common Stock or Securities since such initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing, convertible Stock Equivalent that amortizes prior to its maturity date, where any Company Party is required or has the option to (or any investor in such transaction has the option to require such Company Party to) make such amortization payments in shares of Common Stock or other Securities which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock or other Securities at any time after such initial issuance of such Stock Equivalent (regardless of whether making such payments in such manner is subject to various conditions). The Collateral Agent and any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any issuance of any Variable-Priced Equity-Linked Instrument (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

(b) No Exchange Transactions. Except for a Qualified Event, for as long as any Note, Warrant or Obligation remains outstanding, no Company Party, no Related Party of any Company Party will, directly or indirectly (including through agents, contractors, trustees, representatives or advisors): (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person relating to any exchange (i) of any Security of any Company Party for any other Security of any Company Party, except to the extent consummated pursuant to the terms of Stock Equivalents of the Company as in effect as of the date hereof and disclosed in the Disclosure Certificate on the date hereof or (ii) of any Indebtedness for any Security of, or claim against, any Company Party (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person; or (c) participate in any discussions, conversations, negotiations or other communications with any Person regarding any Exchange Transaction, or furnish to any Person any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage, any effort or attempt by any Person to seek an Exchange Transaction involving any Company Party. For as long as any Note, Warrant or Obligation remains outstanding, no Company Party and no Related Party of any Company Party, will, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company Parties and each of their Related Parties shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons with respect to any of the foregoing. For all purposes of this Agreement, violations of the restrictions set forth in this Section 4.5 by any Company Party, or any Subsidiary or Affiliate of any Company Party, or any officer, employee, director, agent or other representative of any Company Party or any Subsidiary or Affiliates of any Company Party shall be deemed a direct breach of this Section 4.6 by the Company.

(c) Intentionally Omitted.

(d) Each Purchaser shall, severally and not jointly, be entitled to obtain injunctive relief against any Company Party to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.6 shall not apply in respect of an Exempt Issuance.

(e) Most Favorable Terms. For so long as any Note, Warrant or any Obligation remains outstanding, if the Company has, on or prior to the date of this Agreement, entered into, or shall in the future enter into, any agreement with any purchaser or holder of any Securities of the Company, by providing such purchaser or holder with any terms that are more favorable than the terms available to the Purchasers and set out in the Transaction Documents as of the date hereof, the Company shall notify each Purchaser of such terms in writing on or before the date that is five (5) Business Days after the date such agreement with such purchaser or holder is executed or agreed to by the Company, and each Purchaser shall have the right to elect in writing within thirty (30) days of the receipt of such notice to elect to have such terms apply to such Transaction Documents.

4.7 Right of First Refusal.

(a) For twelve (12) consecutive months following the Closing, upon any issuance by the Company Parties of Common Stock or Common Stock Equivalents or other Indebtedness or other Securities, whether for cash consideration or a combination of units thereof (a “Subsequent Financing”), other than any offering marketed to the general public, each Purchaser shall have the right to participate up to its Pro Rata Portion (measured against all Purchasers) of a percentage of such Subsequent Financing equal to 33% (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least three (3) Trading Days (eight (8) hours in case of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) prior to the closing of a Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (each additional notice containing such details, a “Subsequent Financing Notice”). Upon the request of any Purchaser for a Subsequent Financing Notice, and only upon such a request, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Persons through or with whom such Subsequent Financing is proposed to be effected, the Pro Rata Portion (as defined below) of the Participation Maximum of such Purchaser, an inquiry as to whether such purchaser is willing to participate above their Pro Rata portion (and what is the maximum amount such Purchaser is willing to commit), and shall include a term sheet or similar document relating thereto as an attachment.

(c) If any Purchaser desires to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company within one (1) Trading Day of receipt of the Subsequent Financing Notice (eight (8) hours in the event of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) that such Purchaser is willing to participate in the Subsequent Financing, the maximum amount for which such Purchaser would be willing to participate if it is allocated to it (up to the Participation Maximum), and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.

(d) At first, each Purchaser shall first have the right to purchase its Pro Rata Portion (measured against all Purchasers) of the Participation Maximum. If some Purchasers have declined to participate in such Subsequent Financing, and some portion of the Participation Maximum remains unallocated, each Purchaser having agreed to participate above its current allocation shall be allocated its Pro Rata Portion (measured against all Purchaser having so agreed) of the next dollar – and so on and so forth until the Participation Maximum shall be fully allocated or all Purchasers shall have been given their desired allocation in full.

(e) The transaction documents related to any Subsequent Financing, that is a new financing commenced by the Company, applicable to any Purchaser participating in such Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Transaction Securities purchased hereunder. In addition, the transaction documents related to the Subsequent Financing shall not include any requirement to consent to any amendment to or termination of, or grant any waiver, release or other modification or the like under or in connection with, this Agreement, without the prior written consent of the number of Purchasers required hereunder to consent to this amendment, termination, waiver, consent, release or other modification.

(f) Notwithstanding anything to the contrary in this Section 4.7 and unless otherwise agreed to by the applicable Purchaser, the Company shall either confirm in writing to each Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that each Purchaser will not be in possession of any material, non-public information, by the fifth (5h) Trading Day following delivery of the Subsequent Financing Notice. If by such fifth (5th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(g) Notwithstanding the foregoing, this Section 4.7 shall not apply in respect of an Exempt Issuance or to any issuance of Permitted Debt (as defined under any of the Notes).

4.8 Public Disclosures and Notices.

(a) The Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act once obtained.

(b) At any time during the period commencing from the Effectiveness Deadline (as defined in the Registration Rights Agreement) of the date hereof and ending at such time that all of the Transaction Securities have been sold or may be sold by the Purchasers without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to any Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its Transaction Securities, an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such Purchaser’s Purchased Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for such Purchaser to transfer pursuant to Rule 144 any Transaction Securities. The payments to which such Purchaser shall be entitled pursuant to this Section 4.8(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments when required by the preceding sentence, such Public Information Failure Payments shall bear interest at the rate of two percent (2.0%) per month (accruing and due daily and prorated for partial months) until paid in full. Nothing herein shall limit each Purchaser’s right to pursue actual damages for the Public Information Failure, and each Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief and recovery of loss profits.

(c) The Company shall immediately notify the Collateral Agent and each Purchaser in writing of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that, with the passage of time, would become such a Disqualification Event.

(d) The Company shall immediately notify the Collateral Agent and each Purchaser in writing of the occurrence of any Default, Event of Default and any other failure to comply with any Warrant or any other Transaction Document. Each Company Party shall promptly (and in any event within five (5) Business Days) provide to each Purchaser Party any documents or other information requested by such Purchaser Party to determine compliance with any provision of any Transaction Document.

4.9 Securities Laws Disclosures.

(a) Disclosure of Transaction Documents. The Company shall publicly disclose the Transaction Documents by including such Transaction Documents as exhibits to the initial registration statement for a Qualified Event. The Company represents and warrants to, and agree with, each Purchaser Party that, from and after such disclosure, it shall have publicly disclosed all material, non-public information delivered to any Purchaser Party or their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Party (including through agents, contractors, trustees, representatives and advisors) in connection with the transactions contemplated by the Transaction Documents. Following the consummation of a Qualified Event, to the extent any new Transaction Document (including any notice provided thereunder) could be argued to include any material non-public information, the Company shall within two (2) Trading Days disclose such Transaction Document on Form 8-K. From and after such disclosure, the Company represents and warrants to each Purchaser Party that it shall have publicly disclosed (and shall ensure that as part of such disclosure and thereafter it shall publicly disclose within two (2) Trading Days) all material, non-public information delivered to any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors) by any Company Party or any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such disclosure, any and all confidentiality or similar obligations under any Contractual Obligation, whether written or oral, between any Company Party, any of their Affiliates or any of their respective Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the one hand, and any Purchaser Party or any of their Related Parties (or their respective agents, contractors, trustees, representatives and advisors), on the other hand, shall immediately terminate and, from and after such disclosure, no such obligations shall be valid, even if entered into after the date of this Agreement (unless such obligation specifically mentions and refers to this clause (a) as inapplicable in a writing signed by such Purchaser Party), including “click through” agreements and confidentiality clauses incorporated in larger agreements.

(b) Financing Statements and Other Periodic Filings. Following the consummation of a Qualified Event, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, shall not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act and shall meet the current public information requirements of Rule 144(c) under the Securities Act.

(c) Private Transaction. No Securities were offered or sold to any Purchaser by means of any form of general solicitation or general advertising. This transaction is a private placement and does not rely on Regulation D and, therefore, no Form D shall be filed.

(d) Other Public Disclosures. The Company and the Purchasers shall consult with each other in issuing any other public disclosure with respect to the transactions contemplated hereby, and none of the Company or any Purchaser shall issue any such public disclosure nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Required Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is reasonably viewed as required by any Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name, trademark, service mark, symbol, logo (or any abbreviation, contraction or simulation thereof) of, or otherwise refer to, any Purchaser without the prior consent of the Purchaser (including in any press release, letterhead, public announcement or marketing material), except, and then only after consulting with such Purchaser, to the extent required to do so under applicable Regulations. None of the Company Parties and their Affiliates shall represent in any such public disclosures or otherwise to any third party that any Company Party or any of its Affiliates, any product or service of the Company Parties or their Affiliates, or any know how or policy or practice of the Company Parties or their Affiliates has been approved or endorsed by any Purchaser Party.

4.10 Custodians; Freely Tradeable and Trading Markets Listing.

(a) DWAC. After a Qualified Event, the Company shall ensure that its shares of Common Stock are and remain eligible for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill).

(b) Freely Tradeable. The Company shall ensure that all Issuable Securities are “freely tradeable” following the consummation of a Qualified Event. For the purposes of this Section 4.10(b), such shares shall be deemed “freely tradeable” if such shares are eligible for resale pursuant to (i) Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the SEC pursuant to the Securities Act or such shares are the subject of a then effective registration statement or (ii) an effective “shelf” or resale registration statement under the Securities Act, in customary form, is effective under the Securities Act, registering the resale of such Transaction Securities by such security holder and names such holder as a selling security holder thereunder, and such registration statement is reasonably acceptable such holder.

(c) Trading Markets. Following the consummation of a Qualified Event, the Company shall use its best efforts to ensure that all Issuable Securities are listed or quoted for uninterrupted trading on a Trading Market.

4.11 Trading Activities of Purchasers. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling Transaction Securities of the Company or from entering into Short Sales or Derivatives based on securities issued by the Company or to hold the Transaction Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including Short Sales or Derivatives, before or after the Closing, as well as the closing of any future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) each Purchaser, and counter-parties in Derivatives to which any Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. The Company further understands and acknowledges that (y) each Purchaser may engage in hedging activities at various times during the period that the Transaction Securities are outstanding, including, during the periods that the value of the Issuable Securities deliverable with respect to Transaction Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

4.12 Credit Reports and Inquiries.

(a) Credit Reports. Each Company Party authorizes the Purchaser Parties, their agents and representatives and any credit reporting agency engaged by any Purchaser Party, to (i) investigate any references given or any other statements or data obtained from or about the Company Parties for the purpose of the Transaction Documents, (ii) obtain consumer business credit reports on the Company Parties, (iii) contact personal and business references provided by any Company Parties, at any time now or for so long as any amounts remains unpaid under the Transaction Documents, and (iv) share Information regarding the Company Parties’ performance under this Agreement with affiliates and unaffiliated third parties.

(b) Credit Inquiries. Each Company Party hereby authorizes the Purchasers (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Company Party.

4.13 Indemnification of Each Purchaser Party. Each Company Party shall, jointly and severally, indemnify against, and hold harmless from, each Purchaser, the Collateral Agent, their Related Parties, each Person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “Purchaser Party”) any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to any of the following: (a) the execution, existence, administration, performance or enforcement by any Purchaser Party of any of the Transaction Documents or consummation of any transaction described therein, including any real or alleged untrue statement of a material fact, or real or alleged omission of any material fact, in any SEC Report, including any registration statement, or any prospectus or any amendment or supplement thereto, (b) the existence of, perfection of, a Lien upon or the Sale or collection of, or any other damage, Loss, failure to return or other realization upon any collateral, (c) any representation or warranty of any Company Party or any of their Related Parties in any Transaction Document being untrue when made or the failure of any Company Party or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, or (d) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Party or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, each Company Party shall, jointly and severally, pay (or shall promptly reimburse such Purchaser Party for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto), and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses (x) incurred by any Purchaser Party as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction or (y) incurred by any Purchaser Party and directly and solely caused by the Company Parties including in SEC Reports or any prospectus or any amendment or supplement thereto information about such Purchaser Party provided by such Purchaser Party and approved by such Purchaser Party for inclusion in such filing. Notwithstanding anything to the contrary in any Transaction Document, the obligations of the Company Parties with respect to each indemnity given by them in this Agreement or any of the other Transaction Documents in favor of the Purchaser Parties shall survive the payment in full of the Notes and the termination of this Agreement. The indemnification required by this Section 4.13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against any Company Party or others and any liabilities any Company Party may be subject to pursuant to any Regulation.

4.14 Underwriter Lock-Up. In the event that the underwriter or lead manager in a Qualified Event requires a lock-up agreement of the Company, each Purchaser shall, at the request of the underwriter or lead manager, execute a lock-up agreement on terms no less favorable than those obtained by, and having the same lock-up period as, any other holder of Invea Securities that is also required to execute a lock-up agreement as part of the Qualified Event. Should any Purchaser obtain any shares of Common Stock or preferred stock of Invea prior such Qualified Event and wish to transfer or sell these shares to another holder prior to such Qualified Event, that holder must agree in writing to be bound by this provision.

ARTICLE V COLLATERAL AGENT

5.1 Appointment. Each Purchaser hereby irrevocably appoints Ascent, to act on its behalf as the Collateral Agent hereunder and under the other Transaction Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this ARTICLE V are solely for the benefit of the Collateral Agent and the Purchasers, and no Company Party will have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Transaction Documents (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Regulation. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

5.2 Rights as a Purchaser. The Person serving as the Collateral Agent hereunder has the same rights and powers in its capacity as an Initial Purchaser and Purchaser as any other Initial Purchaser and Purchaser and may exercise the same as though it were not the Collateral Agent, and the terms “Initial Purchaser”, “Initial Purchasers,” “Purchaser” or “Purchasers” will, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Collateral Agent hereunder in its individual capacity to the extent such Person is an Initial Purchaser or, as the case may be, Purchaser. Such Person and its Affiliates may accept payments from, lend money to, own securities of, and generally engage in any kind of business with, the Company, any Company Party or any other Subsidiaries or Affiliates of the Company as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Purchasers.

5.3 Exculpatory Provisions.

(a) The Collateral Agent will not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder are administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent:

(i) will not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Collateral Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as will be expressly provided for herein or in the other Transaction Documents); provided, that the Collateral Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Transaction Document or any applicable Regulations, including any action that may be in violation of the automatic stay under any bankruptcy or insolvency Proceeding; and

(iii) will not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to the Company Parties or any of their Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b) The Collateral Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as will be necessary, or as the Collateral Agent believes in good faith will be necessary, under the circumstances), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent will be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by a Company Party or a Purchaser.

(c) The Collateral Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

5.4 Reliance by Collateral Agent. The Collateral Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition hereunder that by its terms must be fulfilled to its satisfaction, the Collateral Agent may make such determination in its sole discretion, and in determining compliance with any condition hereunder that by its terms must be fulfilled to the satisfaction of a Purchaser, the Collateral Agent may presume that such condition is satisfactory to such Purchaser unless the Collateral Agent has received notice to the contrary from such Purchaser prior to the issuance of the Notes. The Collateral Agent may consult with legal counsel (who may be counsel for any Company Party), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

5.5 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Section will apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and will apply to their respective activities in connection with the purchase of the Securities as well as other activities as Collateral Agent. The Collateral Agent will not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

5.6 Resignation of Collateral Agent.

(a) The Collateral Agent may at any time give notice of its resignation to the Purchasers and the Company, which notice shall set forth the effective date of such resignation (the “Resignation Effective Date”), such date not to be earlier than the thirtieth (30th) day following the date of such notice. The Required Purchasers and the Company shall mutually agree upon a successor to the Collateral Agent. If the Required Purchasers and the Company are unable to so mutually agree and no successor shall have been appointed within twenty-five (25) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may (but will not be obligated to), on behalf of the Purchasers, appoint a successor Collateral Agent it shall designate (in its reasonable discretion after consultation with the Company and the Required Purchasers). Whether or not a successor has been appointed, such resignation will become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date (i) the retiring Collateral Agent will be discharged from its duties and obligations hereunder and under the other Transaction Purchasers under any of the Transaction Documents, the retiring Collateral Agent will continue to hold such Collateral until such time as a successor Collateral Agent is appointed), and (ii) except for any indemnity payments owed to the retiring Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent will instead be made by or to each Purchaser directly, until such time, if any, as the Required Purchasers appoint a successor Collateral Agent as provided for above. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Collateral Agent (other than any rights to indemnity payments owed to the retiring Collateral Agent), and the retiring Collateral Agent will be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. The fees payable by the Company to a successor Collateral Agent will be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Article VI will continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

5.7 Non-Reliance on Collateral Agent and Other Purchasers. Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Affiliates and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder.

5.8 Collateral Agent May File Proofs of Claim. In case of the pendency of any bankruptcy or insolvency Proceeding or any other judicial Proceeding relative to any Company Party, the Collateral Agent (irrespective of whether the principal amount of the Notes will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent has made any demand on the Company) will be entitled and empowered (but not obligated), by intervention in such judicial Proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other obligations that are owing and unpaid hereunder or under any other Transaction Document and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Collateral Agent and their respective agents and counsel and all other amounts due the Purchasers and the Collateral Agent under this Agreement or any other Transaction Document) allowed in such judicial Proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial Proceeding is hereby authorized by each Purchaser to make any payments of the type described above in this Section 5.8 to the Collateral Agent and, in the event that the Collateral Agent consents to the making of such payments directly to the Purchasers, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under this Agreement or any other Transaction Document.

5.9 Indemnification. Each Purchaser agrees to indemnify the Collateral Agent and each of its Related Parties (to the extent not reimbursed by the Company), from and against such Purchaser’s aggregate ratable share (based on the principal amount of the Notes held by the Purchasers) of any and all Losses that may be imposed on, incurred by, or asserted against, the Collateral Agent or any of its Related Parties in any way relating to or arising out of this Agreement or the other Transaction Documents or any action taken or omitted by the Collateral Agent under this Agreement or the other Transaction Documents; provided, that no Purchaser shall be liable for any portion of such Losses resulting from the Collateral Agent’s or such Related Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Purchaser agrees to reimburse the Collateral Agent and its Related Parties promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Transaction Documents, to the extent that the Collateral Agent is not reimbursed for such expenses by the Company or another Company Party.

5.10 Collateral Matters; Appointment of Collateral Agent under other Transaction Documents.

(a) Without limiting the provisions of Section 5.8, the Purchasers irrevocably agree as follows:

(i) the Collateral Agent is authorized, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Transaction Document (A) on the date when all obligations have been satisfied in full in cash (other than obligations under the Warrant and contingent obligations as to which no claims have been asserted), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Transaction Documents, and

(ii) upon request by the Collateral Agent at any time, each Purchaser will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of Collateral.

(b) The Collateral Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s lien thereon, or any certificate prepared by any Company Party in connection therewith, nor will the Collateral Agent be responsible or liable to the Purchasers for any failure to monitor or maintain any portion of the Collateral.

(c) Each Purchaser hereby appoints the Collateral Agent as its collateral agent under each of the Transaction Documents and agrees that, in so acting, the Collateral Agent will have all of the rights, protections, exculpations, indemnities and other benefits provided to the Collateral Agent under this Agreement, and hereby authorizes and directs the Collateral Agent, on behalf of such Purchaser and all Purchasers, without the necessity of any notice to or further consent from any of the Purchaser, from time to time to (i) take any action with respect to any Collateral or any Transaction Document which may be necessary to perfect and maintain perfected the Liens on the Collateral granted pursuant to any such Transaction Document or protect and preserve the Collateral Agent’s ability to enforce the liens or realize upon the Collateral, (ii) act as collateral agent for such Purchaser for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Transaction Documents and all other purposes stated therein, (iii) enter into non-disturbance or similar agreements in connection with licensing agreements and arrangements permitted by this Agreement and the other Transaction Documents and (iv) otherwise to take or refrain from taking any and all action that the Collateral Agent shall deem necessary or advisable in fulfilling its role as Collateral Agent under any of the Transaction Documents.

ARTICLE VI MISCELLANEOUS

6.1 Termination and Survival. This Agreement may be terminated by each Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the Company and the other Purchasers, if the Closing has not occurred on or before the tenth (10th) Business Day following the date hereof. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination. The representations and warranties, covenants and other provisions hereof shall survive the Closing and the delivery of the Purchased Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Purchaser Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before.

6.2 Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Purchased Securities shall be purchased, the Company agrees to pay promptly to each Purchaser Party, or reimburse each Purchaser Party for, the following:

(a) all the actual and reasonable out-of-pocket costs, fees and expenses of negotiation, preparation, execution and closing of the Transaction Documents and the purchase and sale of any Transaction Security in connection therewith and the consummation of the other transactions contemplated hereby to be consummated on or about the Closing Date, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith; provided, that such reimbursement obligation for the Collateral Agent’s lead deal counsel shall not exceed $50,000, which shall be deducted from the Purchase Price at the initial Closing;

(b) all the costs, fees and expenses of the Transfer Agent (including any fees required for same-day processing of any instruction letter delivered by the Company and any Notice of Conversion, exercise notice or other Transaction Document delivered after the Closing by any Purchaser Party) and all other costs and expenses (including stamp taxes and other taxes and duties levied) incurred in connection with the delivery to, or exercise or conversion by, any Purchaser of any the Issuable Securities;

(c) all the actual and reasonable costs, fees and expenses of creating and perfecting Liens in favor of such Purchaser Party, pursuant to any Transaction Document, including out-of-pocket costs associated with any Intellectual Property Security Agreement or Control Agreement, UCC fees, other filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to such Purchaser Party;

(d) all the actual and reasonable costs, fees and expenses of administration of the Transaction Documents and preparation, execution and closing of any consents, amendments, waivers or other modifications thereto, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith and in connection with any other documents or matters requested by such Company Party (including through agents, contractors, trustees, representatives and advisors) or otherwise prepared or delivered in connection with any Transaction Document;

(e) all the actual and reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers used in connection with the Transaction Documents;

(f) all the actual and reasonable costs, fees and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by such Purchaser Party and its counsel) in connection with the inspection, verification, custody or preservation of any collateral, to the extent required or permitted under any Transaction Document; provided that if an Event of Default has not occurred and is not continuing, not to exceed $5,000 in a calendar year; and

(g) all costs, fees and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Purchaser in enforcing any obligation owed hereunder of or in collecting any payments due from any Company Party hereunder or under the other Transaction Documents (including in connection with the sale of, collection from, or other realization upon any collateral or the enforcement of any guaranty) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Transaction Documents regarding indemnification and costs and expenses to be paid by the Company Parties.

6.3 Modifications and Signatures.

(a) Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents.

(b) Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Required Purchasers (or such other number of Purchasers as expressly stated in other provisions of the Transaction Documents); provided, that (i) if any such amendment, modification or termination disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of holders of a majority of the principal amount of the Notes held by such disproportionately impacted Purchaser (or group of Purchasers) shall also be required and (ii) this clause (b) may only be modified with the consent of all Purchasers. No waiver or consent shall be effective against any party unless given in writing by such party and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given. Where the consent or waiver of the Purchasers generally (and not each Purchaser) is required, it may be given by the Required Purchasers. Any modification effected in accordance with accordance with this Section 6.3(b) shall be binding upon each Purchaser and holder of Purchased Securities and the Company Parties.

(c) Beneficiaries; Successors and Assigns. Except as otherwise expressly provided in any other Transaction Document with respect to such Transaction Document, this Agreement and the other Transaction Documents shall bind and inure solely to the benefit of the Company Parties, the Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that no Company Party may assign any part of this Agreement or any other Transaction Document, or any right, obligation, benefit, title or interest hereunder or thereunder, without the Collateral Agent and the Required Purchasers’ prior written consents and any assignment done without such consents shall be void ab initio. Unless otherwise expressly provided in any Transaction Document, each Purchaser may sell, assign or transfer, or sell, issue, negotiate or grant participations in, all or any part of any right, obligation, benefit, title or interest under, including any remedy under, any Transaction Security or Transaction Document with the consent of the Collateral Agent provided that any such sales, assignment, or transfer will require the prior written consent of the Company as provided elsewhere in this Agreement; provided further, that any such transferee of the Purchased Securities shall agree in a writing for the benefit of the Collateral Agent and the Company Parties to be bound, with respect to such transferred Purchased Securities, by the provisions of the Transaction Documents that apply to “Purchasers” (and any attempt to effect such transfer without securing such agreement shall be null and void but any such agreement shall (assuming such approval) be effective to make such transferee a party to this Agreement as a Purchaser and to be bound by, and benefit from, the provisions of this Agreement applying to a Purchaser).

(d) No Implied Waivers or Notice Rights. No notice to or demand on any Company Party, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle any Company Party to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by any Company Party of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect, or operate a waiver under, any other provision of any Transaction Document (except as specifically mentioned) and shall not constitute a course of dealing by such Purchaser Party at variance with the terms of this Agreement or any other Transaction Document (and therefore, among other things, shall not be construed to require any notice by such Purchaser Party of its intent to require strict adherence to the terms of such Transaction Document in the future). No waiver of any Event of Default or any default under or breach of any provision, condition or requirement of this Agreement or any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. None of the foregoing actions shall in any way affect the ability of each Purchaser Party, in its discretion, to exercise any rights available to it under this Agreement, the other Transaction Documents or under applicable Regulations, except as specifically agreed in any written waiver or other modification made in accordance with accordance with this Section 6.3.

(e) Execution in Counterparts. This Agreement and each Transaction Document may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

(f) Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or in any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Company expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transactions and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

6.4 Notices.

(a) All notices, requests, demands, and other communications to any party hereto given under this Agreement or any other Transaction Document shall be in writing (including electronic mail transmission (.pdf scanned copy) or similar writing) and shall be given to such party at the physical address or sent to the electronic mailing address set forth on the signature pages hereof or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to the Purchasers and the Company in accordance with the provisions of this Section 6.4(a).

(b) Each such notice, request or other communication shall be effective (i) if given by certified mail, return receipt requested, three (3) Business Days after such communication is deposited in the U.S. Mail with first class postage pre-paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by electronic mail, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that if such electronic mail is not sent prior to the last trading hour of the principal Trading Market of the Transaction Securities on a Trading Day, such electronic mail shall be deemed to have been sent at the opening of trading on the next Trading Day for such principal Trading Market). Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

6.5 Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Purchaser Party is hereby authorized by the Company Parties at any time or from time to time, without notice or demand to any Company Party or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Company Party to or for the credit or the account of any Company Party or any of their Related Parties against and on account of any amounts due by any Company Party or any of their Related Parties to any Purchaser Party under any Transaction Documents (including from the purchase price to be disbursed hereunder for the purchase of the Purchased Securities), irrespective of whether or not (a) such Purchaser Party shall have made any demand hereunder or (b) the principal of or the interest on the Notes or any other “Obligation” (as defined thereunder) shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured. If, as a result of such set off, appropriate or application, such Purchaser Party receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

6.6 Governing Law; Courts.

(a) Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, disputes, Proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware).

(b) Any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Collateral Agent and any Purchaser Party may bring Proceedings in other jurisdictions to enforce any Transaction Document. Each Company Party (i) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (ii) irrevocably and unconditionally waives any objection, including any objection to the laying of venue, whether based on the grounds of forum non conveniens or on the fact that such jurisdiction is improper or otherwise, or any other objection that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in that jurisdiction, (iii) irrevocably and unconditionally consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section 6.4 and (iv) irrevocably and unconditionally agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Purchaser Party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any Company Party in any other jurisdiction.

6.7 Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.8 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser Party exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser Party may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, that, in the case of a rescission by any Purchaser of a conversion or exercise of any Transaction Security, such Purchaser shall be required to return any Issuable Security subject to such rescinded conversion or exercise.

6.9 Replacement of Certificates. If any certificate or instrument evidencing any Transaction Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Transaction Securities.

6.10 Remedies.

(a) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser (severally and not jointly) and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b) If any Company Party shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Transaction Documents, each Purchaser may, in its discretion at any time, for the account and at the expense of the Company Parties jointly and severally, pay any amount or do any act required of such Company Party hereunder or under any of the other Transaction Documents or otherwise lawfully requested by any Purchaser (including buying-in Transaction Securities in the Principal Trading Market of such Transaction Securities in case of failure by the Company to deliver Transaction Securities). All fees, costs and expenses incurred by any Purchaser in connection with the taking of any such action shall be reimbursed to such Purchaser by the Company Parties, jointly and severally, on demand, with interest at the highest interest rate that may be applicable, whether in the absence or during an Event of Default, to amounts due under the Notes of such Purchaser from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by any Purchaser under this clause (b) shall be without prejudice to any right to assert, and without waiver of, any breach of any Transaction Document and without prejudice to any Purchaser Party’s right to proceed thereafter as provided herein or in any of the other Transaction Documents.

(c) The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d) Nothing in any Transaction Document shall limit any Purchaser Party’s rights to pursue actual and consequential damages for any failure by any Company Party to comply with the terms of this Agreement or any other Transaction Document.

(e) Each Company Party acknowledges and agrees that any Event of Default will cause irreparable harm to each Purchaser Party and the remedy at law for any such breach may be inadequate. Therefore, in the event of any such Event of Default, each such Purchaser Party shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

6.11 Marshaling; Payment Set Aside. No Purchaser Party shall be under any obligation to marshal any property in favor of any Company Party or any other party or against or in payment of any amount due under any Transaction Document. To the extent that any Company Party makes a payment or payments to any Purchaser Party pursuant to any Transaction Document or any Purchaser Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Party, a trustee, receiver or any other Person under any Regulation (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied, the Obligations repaid, the Transaction Documents and all Liens, rights and remedies thereunder, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.12 Usury. To the extent it may lawfully do so, each Company Party hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Proceeding that may be brought by any Purchaser Party in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each Company Party under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable Regulations (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that any Company Party may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable Regulations. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by any Company Party to any Purchaser Party with respect to any Obligation, such excess shall be applied by such Purchaser Party to any outstanding Obligation or be refunded to the Company, the manner of handling such excess to be at the election of the Collateral Agent.

6.13 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.14 Further Assurances. The Company Parties agree to take such further actions as each Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

6.15 Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for a payment, the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a Business Day, then such payment may be made, such action may be taken or such right may be exercised on the next succeeding Business Day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (t) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations,” (u) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form,” (v) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (w) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (x) “including” means “including, without limitation,” (y) “knowledge” of the any Company Party means the best knowledge of any officer, director or employee of such Company Party after due inquiry and (z) “ordinary course of business” means in the ordinary course of business, as conducted on the date hereof, consistent with past practices reflected in written disclosures made on or prior to the date hereof in accordance with this Agreement, together with such changes thereto as may be approved by the Required Purchasers and the Collateral Agent, each in their sole discretion. The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. An Event of Default shall be deemed to exist at all times during the period commencing on the date that such Event of Default occurs to the date on which such Event of Default is waived in writing pursuant to the relevant Note. Whenever in any provision of any Transaction Document, any Purchaser is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that such Purchaser may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement and the other Transaction Documents. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day in the next calendar month numerically-corresponding to such date (provided, that, if such calendar month does not have any such numerically-corresponding day, such numerically-corresponding day shall be deemed to be the last day of such calendar month). The reporting entity relied upon for the determination of trading price and trading volume shall be Bloomberg, L.P.

6.16 Waiver of Jury Trial and Certain Other Rights.

(a) The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this Agreement or any Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Purchaser Party and no Affiliate of any of them and no attorney, agent or other representative of any of the foregoing has represented, expressly or otherwise, that any Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

(b) Each Company Party acknowledges and agrees that the foregoing waivers are a material inducement to the Purchasers to enter into and accept this Agreement. Each Company Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 6.16 shall not restrict a party from exercising remedies under the UCC or from exercising pre- or post-judgment remedies under applicable Regulations.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date first written above.

INVEA THERAPEUTICS, INC.			Address for Notices:

By:	/s/ Krishnan Nandabalan		2614 Boston Post Rd
	Name:	Krishnan Nandabalan	Suite #33B
	Title:	President and Chief Executive Officer	Guilford, CT 06437
Email: knandabalan@InveniAI.com

[Signature Pages for Initial Purchaser and Collateral Agent Follow]

ASCENT PARTNERS FUND LLC,
as Purchaser and Collateral Agent

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Signatory

Address for Notices:

[***]
[***]
[***]

SECURITIES PURCHASE AGREEMENT

SCHEDULE I

PURCHASERS

Purchaser	Notes (Initial Principal Amount)	Notes ( Purchase Price)	Warrants (Number)	Warrants (Purchase Price)
_______	$ _______	$_______	_______	$_______

SECURITIES PURCHASE AGREEMENT

EXHIBIT A

FORM OF NOTE

SECURITIES PURCHASE AGREEMENT

EXHIBIT B

FORM OF WARRANTS

SECURITIES PURCHASE AGREEMENT

EXHIBIT C

FORM OF GUARANTY

SECURITIES PURCHASE AGREEMENT

EXHIBIT D

FORM OF SECURITY AGREEMENT

SECURITIES PURCHASE AGREEMENT

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

SECURITIES PURCHASE AGREEMENT

EXHIBIT F

FORM OF LOCK-UP AGREEMENT

SECURITIES PURCHASE AGREEMENT

EXHIBIT G

FORM OF TRANSFER AGENT INSTRUCTION LETTER

SECURITIES PURCHASE AGREEMENT